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                                    AMENDMENT TO
                       INVESTMENT COMPANY SERVICES AGREEMENT


     This Amendment dated as of June 11, 1998, is entered into by THE CHAPMAN FUNDS, INC. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), the successor in interest to FPS Services, Inc. ("FPS").

     WHEREAS, the Company and FPS entered into an Investment Company Services Agreement dated as of October 1, 1997 (the "Agreement");

     WHEREAS, the Company and Investor Services Group wish to amend the Agreement to revise Schedule C to the Agreement;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     I. Schedule C to the Agreement shall be deleted in its entirety and replaced with the attached Schedule C.

     II. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                              THE CHAPMAN FUNDS, INC.



                              By: /S/ NATHAN A. CHAPMAN, JR.
                                 ---------------------------

                              FIRST DATA INVESTOR SERVICES
                              GROUP, INC.



                              By: /S/ NEAL FORREST
                                  ----------------

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                                                                    SCHEDULE "C"


                              IDENTIFICATION OF FUNDS


Below are listed the separate funds to which services under this Agreement are to be performed as of June 11, 1998:

                              THE CHAPMAN FUNDS, INC.

                       The Chapman U.S. Treasury Money Fund*

                                  DEM Equity Fund
                                 "Investor Shares"
                               "Institutional Shares"

                                   DEM Index Fund
                                 "Investor Shares"
                               "Institutional Shares"


This Schedule "C" may be amended from time to time by agreement of the Parties.





*    Services related to Custody Administration only.